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                                                                   Exhibit 10.11

                               NETEZZA CORPORATION

              THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This Agreement dated as of December 22, 2004 is entered into by and among Netezza Corporation, a Delaware corporation (the "Company"), Foster D. Hinshaw and Jitendra S. Saxena (the "Founders"), and the individuals and entities listed on Exhibit A attached hereto (the "Purchasers").

                                    Recitals

     WHEREAS, the Company, certain of the Purchasers and the Founders are parties to a Second Amended and Restated Investor Rights Agreement dated July 10, 2003, as amended (the "Original Agreement");

     WHEREAS, the Company and certain of the Purchasers have entered into a Series D Convertible Preferred Stock Purchase Agreement of even date herewith (the "Series D Purchase Agreement").

     WHEREAS, the Company, the Purchasers and the Founders desire to amend and restate the Original Agreement in its entirety to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act of 1933, (ii) the Purchasers' right of first refusal with respect to certain issuances of securities of the Company and
(iii) certain covenants of the Company;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereby amend and restate the Original Agreement as follows:

     1. Certain Definitions.

     As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Common Stock" means the common stock, $.001 par value per share, of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Initiating Holders" means the Stockholders initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.

          "Initial Public Offering" means the Company's initial firm-commitment underwritten public offering of shares of Common Stock pursuant to an effective registration

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statement under the Securities Act, resulting in at least $40 million of net proceeds at a price to the public of at least $4.46 per share (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and other similar events).

          "Founders' Shares" means any and all shares of Common Stock now owned or subsequently acquired by a Founder.

          "Other Holders" shall mean holders of securities of the Company (other than the Stockholders) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

          "Preferred Stock" means, collectively, the Series A Convertible Preferred Stock, $.001 par value per share, of the Company ("Series A Preferred Stock"), the Series B Convertible Preferred Stock, $.001 par value per share, of the Company ("Series B Preferred Stock"), the Series C Convertible Preferred Stock, $.001 par value per share, of the Company ("Series C Preferred Stock") and the Series D Convertible Preferred Stock, $.001 par value per share, of the Company ("Series D Preferred Stock").

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Qualified Purchaser" means a Purchaser that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

          "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          "Registration Expenses" means the expenses described in Section 2.4.

          "Registrable Shares" means (i) the shares of Common Stock issued or issuable upon conversion of the Shares, (ii) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Purchasers pursuant to Section 3 of this Agreement or pursuant to the Third Amended and Restated Right of First Refusal and Co-Sale Agreement among the Company, the Purchasers and the Founders of even date herewith, (iii) the Founders' Shares and (iv) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (i) any sale pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) becoming eligible, at any time after an Initial Public Offering, for sale without restriction pursuant to Rule 144(k) under the Securities Act, provided such shares are held by a Stockholder that together with its affiliates owns less than 2% of the outstanding shares of Common Stock (after giving effect to the conversion of all outstanding Preferred Stock into Common Stock) or (iii) any sale or transfer


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in any manner to a person or entity which, by virtue of Section 6 of this
Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not been effected.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Selling Stockholder" means any Stockholder owning Registrable Shares included in a Registration Statement.

          "Shares" means (i) the shares of Series A Preferred Stock issued pursuant to the Series A Convertible Preferred Stock Purchase Agreement among the Company, certain of the Purchasers and the Founders dated December 22, 2000,
(ii) the shares of Series B Preferred Stock issued pursuant to the Series B Convertible Preferred Stock Purchase Agreement among the Company and certain of the Purchasers dated January 16, 2002, (iii) the shares of Series B Preferred Stock issued pursuant to the Series B Convertible Preferred Stock Purchase Agreement among the Company and certain of the Purchasers dated November 29, 2002, (iv) the shares of Series C Preferred Stock issued pursuant to the Series C Convertible Preferred Stock Purchase Agreement among the Company and certain of the Purchasers dated July 10, 2003, (v) the shares of Series D Preferred Stock issued pursuant to the Series D Purchase Agreement, and (vi) the SVB Shares.

          "Stockholders" means the Purchasers, the Founders, Silicon Valley Bank and any persons or entities to whom the registration rights granted under this Agreement are transferred pursuant to Section 6 hereof.

          "SVB Shares" means (i) the shares of Series A Preferred Stock issuable upon exercise of a Warrant to Purchase Stock dated August 27, 2001 issued by the Company to Silicon Valley Bank and (ii) the shares of Series B Preferred Stock issuable upon exercise of a Warrant to Purchase Stock dated September 24, 2002 issued by the Company to Silicon Valley Bank (collectively, the "SVB Warrants").

     2. Registration Rights

          2.1 Required Registrations.

               (a) At any time after the earlier of (x) December 22, 2006 or (y) six months after the closing of the Initial Public Offering, a Stockholder or Stockholders (excluding the Founders and Silicon Valley Bank) holding in the aggregate at least 50% of the Registrable Shares (excluding the Founders' Shares and the SVB Shares) then outstanding may request, in writing, that the Company effect the registration on Form S-1 or Form S-2 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders having an aggregate value of at least $5,000,000 (based on the market price or fair value on the date of such request).


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               (b) At any time after the Company becomes eligible to file a
Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders (excluding the Founders) may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares (excluding the Founders' Shares) having an aggregate value of at least $500,000 (based on the public market price on the date of such request).

               (c) Upon receipt of any request for registration pursuant to this
Section 2, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject in the case of an underwritten offering to Sections 2.1(d) and 2(e) below. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) on an appropriate registration form of all Registrable Shares which the Company has been requested to so register (provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form)).

               (d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). The right of any other Stockholder to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Stockholder's participation in such underwriting on the terms set forth herein. The Founders' Shares shall be excluded pro rata from the underwriting to the extent deemed advisable based upon marketing factors by the managing underwriter, and, if a further limitation of the number of shares to be underwritten is required, the number of Registrable Shares to be included in a Registration Statement filed pursuant to this Section 2.1, shall be reduced pro rata among the requesting Stockholders (excluding the Founders) based on the quotient of (1) the total Registrable Shares to be included in the Registration Statement, divided by (2) the total number of Registrable Shares (excluding the Founders' Shares) that requested registration.

               (e) The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to
Section 2.1(a) or (b), subject to the approval of the Company, which approval shall not unreasonably be withheld, conditioned or delayed.

               (f) The Company shall not be required to effect more than two registrations pursuant to Section 2.1(a) or more than two registrations per year pursuant to Section 2.1(b). In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of the Registration Statement relating to the Initial Public Offering. For


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purposes of this Section 2.1(f), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and elect not to pay the Registration Expenses therefor pursuant to Section 2.4).

               (g) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company shall furnish to the Initiating Holders a writing signed by the Chairman of the Board or Chief Executive Officer stating that in the good faith determination of the Company's Board of Directors, it would be seriously detrimental to the Company and its stockholders for a Registration Statement to be filed at such time, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

          2.2 Incidental Registration.

               (a) Whenever the Company proposes to file a Registration Statement covering shares of Common Stock (other than a Registration Statement filed pursuant to Section 2.1) at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders of its intention to do so. Upon the written request of a Stockholder or Stockholders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall, subject to the provisions of Section 2.2(b), use its best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Stockholder or Stockholders; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Stockholder.

               (b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Stockholders as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any Stockholder to include its Registrable Shares in such registration pursuant to
Section 2.2 shall be conditioned upon such Stockholder's participation in such underwriting on the terms set forth herein. All Stockholders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit the number of Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by holders other than Stockholders and Other Holders shall be excluded from such registration and underwriting to the


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extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required, the Founders' Shares shall be excluded pro rata from such underwriting to the extent deemed advisable by the managing underwriter; and if a further limitation is required, the number of shares that may be included in such registration and underwriting shall be allocated among all Stockholders (excluding Founders) and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gives the notice specified in Section 2.2(a). If any Stockholder or Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting Stockholders and Other Holders pro rata in the manner described in the preceding sentence. If any holder of Registrable Shares or any officer, director or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          2.3 Registration Procedures.

               (a) If and whenever the Company is required by the provisions of this Agreement to effect the registration of any Registrable Shares under the Securities Act (or use its best efforts to do so), the Company shall:

                    (i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

                    (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 180 days from the effective date or such lesser period until all such Registrable Shares are sold; provided, however, that such 180-day period shall be extended for a period of time equal to the period the Selling Stockholder refrains from selling any securities included in such registration at the request of an underwriter of common stock or other securities of the Company.

                    (iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Registration Statement and Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

                    (iv) as expeditiously as possible use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable


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Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                    (v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

                    (vi) promptly provide a transfer agent and registrar for all such Registrable Shares and a CUSIP number for all such Registrable Shares not later than the effective date of such registration statement;

                    (vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                    (viii) as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

                    (ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus; and

                    (x) promptly notify each holder of Registrable Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

               (b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders


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and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

               (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this
Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of 60 days in any 365-day period.

          2.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under
Section 2.1, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 2 of this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders' own counsel (other than the counsel selected to represent all Selling Stockholders).


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          2.5 Indemnification and Contribution.

               (a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any expenses, losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof), joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, prospectus, offering circular, or other document (including any related registration statement, or the like) or any amendment or supplement thereto, incident to such registration, under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with such Registration Statement or with the offering contemplated thereby; and the Company will pay as incurred to each such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating, preparing, defending or settling any such expense, loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, prospectus, offering circular, or other document (including any related registration statement, or the like) or any amendment or supplement thereto, incident to such registration, in reliance upon and in conformity with information furnished to the Company, in writing, by such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

               (b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof), joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof), arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, offering circular, or other document (including any related registration statement, or the like) or any amendment or supplement thereto, incident to such registration, under which


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such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, offering circular, or other document (including any related registration statement, or the like) or any amendment or supplement thereto, incident to such registration; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

               (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided, further, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any expenses, losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to


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which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5(d),
(a) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution between the Company on the one hand and the Selling Stockholders on the other hand contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in this Agreement shall control.

               (f) The obligations of the Company and the Selling Stockholders under this Section 2.5 shall survive completion of any offering of Registrable Shares pursuant to a registration statement and the termination of this Agreement.

          2.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its reasonable best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its reasonable best efforts to cause its independent public accounting firm to issue customary "cold comfort letters" to the underwriters with respect to the Registration Statement.

          2.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          2.8 "Stand-Off" Agreement; Confidentiality of Notices. Each Stockholder, if requested by the Company and the managing underwriter of an underwritten public offering by the Company of Common Stock, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder (other than securities included in the Registration Statement or securities acquired after the effective date of the Registration Statement) for a period of 180 days following the effective date of a Registration Statement; provided, that:

               (a) such agreement shall only apply to the Initial Public Offering; and

               (b) all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements.

     The Company will use its reasonable best efforts to ensure that (1) such agreement provides for periodic early releases of portions of the securities subject thereto, which may be conditioned upon the trading price of the Company's Common Stock and (2) that all Stockholders will participate on a pro rata basis in any early release from the lock-up agreement of any stockholder.

     The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period.

     Any Stockholder receiving any written notice from the Company regarding the Company's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

          2.9 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Stockholders holding Shares representing a majority of the votes represented by all Shares then held by all Stockholders, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grants such holder or prospective holder registration rights pari passu or senior to those granted to the Stockholders hereunder.

          2.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

               (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

               (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

          2.11 Termination. All of the Company's obligations to register Registrable Shares under Sections 2.1 and 2.2 of this Agreement shall terminate five years after the closing of the Initial Public Offering.

     3. Right of First Refusal

          3.1 Rights of Qualified Purchasers

               (a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange,
(i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into capital stock of the Company (collectively, the "Offered Securities"), unless in each such case the Company shall have first complied with this Section
3.1. The Company shall deliver to each Qualified Purchaser a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the "Offer"), which Offer shall (i) identify and describe the Offered Securities,
(ii) describe the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (iv) offer to issue and sell to or exchange with such Qualified Purchaser (A) a pro rata portion of the Offered Securities determined by dividing the aggregate number of shares of Preferred Stock then held by such Qualified Purchaser (on an as-converted to Common Stock basis) by the total number of shares of Preferred Stock then outstanding (on an as-converted to Common Stock basis) (the "Basic Amount"), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Purchasers as such Qualified Purchaser shall indicate it will purchase or acquire should the other Qualified Purchasers subscribe for less than their Basic Amounts (the "Undersubscription Amount").

               (b) To accept an Offer, in whole or in part, a Qualified Purchaser must deliver a written notice to the Company prior to 30 days after the date of delivery of the Offer, setting forth the portion of the Qualified Purchaser's Basic Amount that such Qualified Purchaser elects to purchase and, if such Qualified Purchaser shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Purchaser elects to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Qualified Purchasers are less than the total of all of the Basic Amounts available for purchase, then each Qualified Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the "Available Undersubscription Amount"), each Qualified Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Purchaser bears to the total Undersubscription Amounts subscribed for by all Qualified Purchasers, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

               (c) The Company shall have 90 days from the expiration of the period set forth in Section 3.1(b) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Purchasers (the "Refused Securities"), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer. In the event the Company has not sold the Offered Securities or entered into an agreement to sell the Offered Securities within said 90 day period (or sold and issued Offered Securities in accordance with the foregoing within 30 days from the date of said agreement), the Company shall not thereafter issue or sell any Offered Securities without first offering such securities to the Qualified Purchasers in the manner provided above.

               (d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3.1(c) above), then each Qualified Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Purchaser elected to purchase pursuant to Section 3.1(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Purchasers pursuant to Section 3.1(b) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualified Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Purchasers in accordance with Section 3.1(a) above.

               (e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Qualified Purchasers shall acquire from the Company, and the Company shall issue to the Qualified Purchasers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) above if the Qualified Purchasers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Qualified Purchasers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Purchasers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Purchasers and their respective counsel.

               (f) Any Offered Securities not acquired by the Qualified Purchasers or other persons in accordance with Section 3.1(c) above may not be issued, sold or exchanged until they are again offered to the Qualified Purchasers under the procedures specified in this Agreement.

               (g) The rights of the Qualified Purchasers under this Section 3 shall not apply to:

                    (1) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

                    (2) the issuance of any shares of Common Stock upon conversion of shares of convertible preferred stock;

                    (3) the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act;

                    (4) up to 21,442,917 shares (or such greater number as may be approved pursuant to Section 4(g) hereof) of Common Stock (or options or warrants to purchase shares of Common Stock ("Options")) issued or issuable to employees or directors of, or consultants to, the Company pursuant to a plan or arrangement approved by the Board of Directors of the Company and by a majority of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries (provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Company shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new Options) pursuant to the terms of any such plan or arrangement);

                    (5) the shares of Series A Preferred Stock and Series B Preferred Stock issuable upon exercise of the SVB Warrants;

                    (6) shares of Common Stock or securities that are convertible into Common Stock ("Convertible Securities") issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity pursuant to a transaction approved by the Board of Directors of the Company and by a majority of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries; or

                    (7) shares of Common Stock, Options or Convertible Securities issued or granted in connection with any present or future borrowing, loan, line of credit, equipment or real estate leasing or similar financing arrangement that is approved by the Board of Directors of the Company and by a majority of the members of the Board of Directors who are not employees of the Company or any of its subsidiaries;

provided that the aggregate number of shares of Common Stock issued (or subject to Options or Convertible Securities issued) pursuant to clauses (6) and (7) of this Subsection 3.1(g) shall not exceed 10% of the issued and outstanding shares of Common Stock of the Company (after giving effect to the conversion of all outstanding Convertible Securities and the exercise of all outstanding Options).

          3.2 Pay to Play Provisions. If a Purchaser is given the opportunity, pursuant to this Section 3, to purchase its pro rata portion of Offered Securities of the Company, and such Purchaser does not purchase at least 66 2/3 % of its Basic Amount of such Offered Securities, then such Purchaser shall have no rights under this Section 3 with respect to any future offers or sales of Offered Securities by the Company. The terms of this Section 3.2 shall not apply to any offering of Offered Securities as to which the purchase rights under this
Section 3 have been waived by the Purchasers (pursuant to Section 7(f) hereof) or as to which the Board of Directors of the Company has voted to waive the application of this Section 3.2. In determining whether a Purchaser has purchased a sufficient number of Offered Securities to maintain its rights under this Section 3 with respect to future offers or sales of Offered Securities, any portion of such Offered Securities purchased by an affiliate of such Purchaser shall be deemed to have been purchased by such Purchaser.

          3.3 Termination. This Section 3 shall terminate upon the earlier of the following events:

               (a) the sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise;

               (b) the closing of the Initial Public Offering; or

               (c) at such time as there are fewer than 5,000,000 Shares outstanding (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement).

          3.4 Waiver of Right of First Refusal. Each Purchaser that is a party to the Original Agreement hereby waives, on behalf of all Purchasers that are party to the Original Agreement, the terms of Section 3 of the Original Agreement (including any rights to any notices thereunder) with respect to the sale of shares of Series D Preferred Stock pursuant to the Series D Purchase Agreement.

     4. Negative Covenants. So long as at least 5,000,000 Shares (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement) are outstanding the Company shall not, without the prior written consent of the holders of Shares representing at least 51% of the votes represented by all then outstanding
Shares:

               (a) make (or permit any corporation, a majority of the voting stock of which is owned or controlled by the Company to make) any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership or other entity unless it is wholly owned by the Company;

               (b) make any loan or advance to any person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

               (c) incur any indebtedness for borrowed money without prior written approval by the Board of Directors in excess of $50,000 in the aggregate:

               (d) guarantee directly or indirectly, any indebtedness or obligations except for trade accounts of any subsidiary arising in the ordinary course of business;

               (e) (i) merge with or into or consolidate with any other corporation, (ii) sell, lease, or otherwise dispose of all or substantially all of its properties or assets, (iii) enter into any agreement providing for, or otherwise authorize, the acquisition by any person or any group of persons (other than the Company, any of its direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the Company's voting capital stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, fifty percent (50%) or more of the combined voting power of the voting capital stock of the Company other than as a result of an acquisition of securities directly from the Company, or solely as a result of an acquisition of securities by the Company which by reducing the number of shares of the voting capital stock outstanding increases the proportionate voting power represented by the voting capital stock owned by any such person to fifty percent (50%) or more of the combined voting power of such voting capital stock; or (iv) effect a reclassification or recapitalization of the outstanding capital stock of the Company;

               (f) voluntarily liquidate or dissolve;

               (g) increase the number of shares of Common Stock issuable under the 2000 Stock Incentive Plan of the Company;

               (h) increase or decrease the number of shares of Common Stock or Preferred Stock authorized under the Company's Certificate of Incorporation, as may be amended from time to time;

               (i) redeem or repurchase any shares of Common Stock (other than pursuant to contractual rights of repurchase at cost upon employee or consultant service terminations or pursuant to Article IV.B. Section 6 of the Company's Certificate of Incorporation, as amended); or

               (j) pay or declare any dividend on any shares of Common Stock.

     5. Affirmative Covenants of the Company.

          5.1 Inspection. The Company shall permit each Purchaser, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested.

          5.2 Financial Statements and Other Information.

               (a) The Company shall deliver to each Major Purchaser (as defined below):

                    (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles consistently applied;

                    (ii) as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made;

                    (iii) as soon as available, but in any event within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made;

                    (iv) as soon as available, but in any event at least 15 days prior to the commencement of each new fiscal year, an annual budget and operating plan (including projected financial statements) for such fiscal year, and, as soon as available, any other budgets or operating plans or revisions thereto; and

                    (v) with reasonable promptness, such other information and data as such Major Purchaser may from time to time reasonably request.

               (b) For purposes of this Agreement, the term "Major Purchaser" shall mean a Purchaser holding not less than 1,000,000 Shares (subject to appropriate adjustment in the event of any stock splits, stock dividends, recapitalizations or similar events). For purposes of determining the number of Shares held by a Purchaser: (i) Shares shall include Shares which have been converted into Common Stock so long as such Common Stock is held by such Purchaser; and (ii) Shares shall include Shares held by affiliates of such Purchaser and, with respect to a Purchaser that is a corporation, partnership or limited liability company, Shares distributed to and held by its shareholders, partners or members.

          5.3 Material Changes and Litigation. The Company shall promptly notify the Purchasers of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the Company's knowledge, threatened in writing against the Company, or against any Founder, officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the Company.

          5.4 Key Man Insurance. For so long as at least 10,000,000 Shares are outstanding (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement) and Jitendra Saxena is employed by the Company, the Company shall maintain in full force and effect term life insurance in the amount of $1,000,000 upon the life of Jitendra Saxena, with the proceeds payable to the Company.

          5.5 Agreements with Employees; Options.

               (a) The Company shall require (i) all persons now or hereafter employed by the Company to enter into the Company's standard form of invention and nondisclosure agreement, (ii) all consultants retained by the Company to enter into an invention and nondisclosure agreement in substantially the form used for employees, modified appropriately for consultants, and (iii) all employees at or above the director level or whose responsibilities are technical in nature to enter into the Company's standard form of non-competition agreement.

               (b) The Company agrees that it will not, without the prior written consent of the holders of a majority of the Shares then outstanding, terminate, amend or waive any rights under any inventions, confidentiality, non-competition or restricted stock agreement between the Company and any Founder.

               (c) Unless otherwise agreed by a majority of the members of the Board of Directors including a majority of the members designated by the Purchasers, all options or restricted stock granted or issued under the 2000 Stock Incentive Plan of the Company shall vest at the rate of 25% on the first anniversary of grant or issue and 6.25% per quarter thereafter over the subsequent three years so long as the holder continues to be an employee of the Company, subject to accelerated vesting of one year (or six months in the case of employees who have been employed for less than one year) in the event of an Acquisition (as defined in the standard form of stock option agreement and restricted stock agreement for use under such Plan).

          5.6 Directors. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

          5.7 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

          5.8 Related Party Transactions. The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement.

          5.9 International Investment and Trade in Services Survey Act. The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person's direct or indirect investment in the Company.

          5.10 Qualified Small Business Stock. The Company shall submit to its stockholders (including the Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Regulations promulgated thereunder. In addition, within a reasonable time period after any Purchaser's written request therefor, the Company shall deliver to such Purchaser a written statement indicating whether, to the knowledge of the Company, such Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code, or, at the election of the Company, a written statement containing such factual information available to the Company as may be reasonably requested by the Purchaser to permit the Purchaser or the Purchaser's advisors to determine whether the Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code.

          5.11 Notice. The Company shall send to each Purchaser the notice required by Section B.4(k) of Article Fourth of the Certificate of Incorporation of the Company at least 20 days prior to the record date or effective date for the event specified in such notice.

          5.12 Termination of Covenants. The covenants set forth in Section 4 and this Section 5 shall terminate as to each Purchaser upon the earlier of the following events:

               (a) The sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise; or

               (b) The closing of the Initial Public Offering.

     6. Transfers of Rights. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (i) any person or entity to which at least 1,000,000 Shares, as adjusted for stock splits, stock dividends and similar events (or such lesser number as are then owned by such Purchaser) are transferred by such Purchaser, (ii) any venture capital fund now or hereafter existing which is controlled by or under common control or common management with one or more general partners, investment managers, management companies or advisors of such Purchaser or (iii) to any partner, retired partner, member, retired member, stockholder or affiliate of such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound hereby. Notwithstanding anything to the contrary herein, the Purchasers and Founders shall not transfer any Shares unless the transferee agrees in writing to be bound by Section 2.8 hereof.

     7. General.

               (a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (b) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

               (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof).

               (d) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at Netezza Corporation, 200 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Jitendra S. Saxena, President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Patrick J. Rondeau, Esq. at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109.

     If to the Founders, c/o Netezza Corporation, 200 Crossing Boulevard, Framingham, Massachusetts 01702, or at such other address or addresses as may have been furnished in writing by the Founders to the Purchasers, with a copy to Patrick J. Rondeau, Esq. at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109; or

     If to a Purchaser, at his or its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

               (e) Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

               (f) Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of Registrable Shares representing at least 51% of the votes represented by all Registrable Shares then held by the Purchasers (provided that, for purposes of this Subsection 7(f), any Registrable Shares then held by Jitendra Saxena shall not be counted in the numerator or the denominator of the calculation described in this sentence). Notwithstanding the foregoing, this Agreement may be amended or terminated, and any right hereunder may be waived with respect to all parties to this Agreement with the consent of the holders of less than all Registrable Shares only in a manner which applies by its terms to all such holders in the same fashion (it being agreed that a waiver of the provisions of Section 3 with respect to a particular transaction shall be deemed to apply to all Purchasers in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction). Any such amendment, termination or waiver effected in accordance with this Section 7(f) shall be binding on all parties hereto, even if they do not execute such consent, and the Company; provided, however, that notwithstanding anything to the contrary herein, no amendment to or termination or waiver of Section 3 hereof shall be effective with respect to a Qualified Purchaser that holds, in the aggregate, more than 3,000,000 Shares unless such Qualified Purchaser provides prior written consent for such amendment, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

               (g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

               (h) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

               (i) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

               (j) Aggregation of Stock. All Shares held by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement (provided that no Shares may be attributed to more than one entity or person within any such group of affiliated entities or persons).

               (k) Additional Purchasers. Persons or entities that, after the date hereof, purchase shares of Series D Preferred Stock pursuant to the Series D Purchase Agreement and become "Additional Purchasers" thereunder may, with the prior written approval of the Company (but without the need for approval by any other party to this Agreement), become parties to this Agreement by executing and delivering a Financing Signature Page, whereupon they shall be deemed "Purchasers" for all purposes of this Agreement.

               (l) Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

               (m) Rights of Investors. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

           [Remainder of this page has been left blank intentionally.]

Executed as of the date first written above.

                                        COMPANY:

                                        NETEZZA CORPORATION


                                        By: /s/ Patrick J. Scannell, Jr.
                                            ------------------------------------
                                        Name: Patrick J. Scannell, Jr.
                                        Title: Vice President, Chief Financial
                                               Officer and Treasurer


                                        PURCHASERS:

                                        MERITECH CAPITAL PARTNERS II L.P.

                                        By: Meritech Capital Associates II
                                            L.L.C. its General Partner

                                        By: Meritech Management Associates II
                                            L.L.C. a managing member


                                        By: /s/ Michael B. Gordon
                                            ------------------------------------
                                            Michael B. Gordon, a managing member


                                        MERITECH CAPITAL AFFILIATES II L.P.

                                        By: Meritech Capital Associates II
                                            L.L.C. its General Partner

                                        By: Meritech Management Associates II
                                            L.L.C. a managing member


                                        By: /s/ Michael B. Gordon
                                            ------------------------------------
                                            Michael B. Gordon, a managing member


                                        MCP ENTREPRENEUR PARTNERS II L.P.

                                        By: Meritech Capital Associates II
                                            L.L.C. its General Partner

                                        By: Meritech Management Associates II
                                            L.L.C. a managing member


                                        By: /s/ Michael B. Gordon
                                            ------------------------------------
                                            Michael B. Gordon, a managing member

             [Third Amended and Restated Investor Rights Agreement]

                                        Sequoia Capital X
                                        Sequoia Technology Partners X
                                        Sequoia Capital X Principals Fund

                                        By: SC X Management, L.L.C.
                                            A Delaware Limited Liability Company
                                            General Partner of Each


                                        By: /s/ [Illegible]
                                            ------------------------------------
                                            Managing Member


                                        BATTERY VENTURES VI, L.P.

                                        By: Battery Partners VI, LLC


                                        By: /s/ Scott R. Tobin
                                            ------------------------------------
                                            Member Manager


                                        BATTERY INVESTMENT PARTNERS VI, LLC


                                        By: /s/ Scott R. Tobin
                                            ------------------------------------
                                            Member Manager

             [Third Amended and Restated Investor Rights Agreement]

                                        MATRIX PARTNERS VI, L.P.


                                        By: Matrix VI Management Co., L.L.C.,
                                            its General Partner


                                        By: /s/ David Skok
                                            ------------------------------------
                                        Name: David Skok
                                              Managing Member


                                        MATRIX VI PARALLEL PARTNERSHIP-A, L.P.

                                        By: Matrix VI Management Co., L.L.C.,
                                            its General Partner


                                        By: /s/ David Skok
                                            ------------------------------------
                                        Name: David Skok
                                              Managing Member


                                        MATRIX VI PARALLEL PARTNERSHIP-B, L.P.

                                        By: Matrix VI Management Co., L.L.C.,
                                            its General Partner


                                        By: /s/ David Skok
                                            ------------------------------------
                                        Name: David Skok
                                              Managing Member


                                        WESTON & CO. VI LLC, as Nominee

                                        By: Matrix Partners Management Services,
                                            L.P. Sole Member

                                        By: Matrix Partners Management Services
                                            GP, LLC, its General Partner


                                        By: /s/ David Skok
                                            ------------------------------------
                                        Name: David Skok
                                              Authorized Member

             [Third Amended and Restated Investor Rights Agreement]

                                        CHARLES RIVER PARTNERSHIP XI, LP

                                        By: Charles River XI GP, LP
                                            Its General Partner

                                            By: Charles River XI GP, LLC
                                            Its: General Partner


                                            By: /s/ Ted R. Dintersmith
                                                --------------------------------
                                                Authorized Manager

                                        Address: 1000 Winter Street, Suite 3300
                                                 Watham, MA 02451


                                        CHARLES RIVER FRIENDS XI-A, LP

                                        By: Charles River XI GP, LLC
                                            Its: General Partner


                                            By: /s/ Ted R. Dintersmith
                                                --------------------------------
                                                Authorized Manager

                                        Address: 1000 Winter Street, Suite 3300
                                                 Watham, MA 02451


                                        CHARLES RIVER FRIENDS XI-B, LP

                                        By: Charles River XI GP, LLC
                                            Its: General Partner


                                            By: /s/ Ted R. Dintersmith
                                                --------------------------------
                                                Authorized Manager

                                        Address: 1000 Winter Street, Suite 3300
                                                 Watham, MA 02451


                                        ORANGE Ventures I, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

             [Third Amended and Restated Investor Rights Agreement]

                                        /s/ Jitendra S. Saxena
                                        ----------------------------------------
                                        JITENDRA S. SAXENA


                                        ----------------------------------------
                                        EDWARD ZANDER


                                        /s/ Patrick J. Scannell, Jr.
                                        ----------------------------------------
                                        PATRICK J. SCANNELL, JR.


                                        FOUNDERS:


                                        /s/ Foster D. Hinshaw
                                        ----------------------------------------
                                        Foster D. Hinshaw


                                        /s/ Jitendra S. Saxena
                                        ----------------------------------------
                                        Jitendra S. Saxena

             [Third Amended and Restated Investor Rights Agreement]